Exhibit 99.1

Lifetime Brands Provides COVID-19 Related Business Update

Implements Temporary Cost Saving Initiatives, Including Executive Compensation Reduction

Temporarily Postpones May Quarterly Dividend

Liquidity Position Remains Solid

GARDEN CITY, N.Y., April 02, 2020 (GLOBE NEWSWIRE) -- Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today announced a number of actions it is taking in response to the COVID-19 pandemic and the related impact on its business.

“Like many of our customers, suppliers and industry peers, Lifetime is facing unprecedented challenges in light of the evolving COVID-19 pandemic,” said Robert Kay, Lifetime’s Chief Executive Officer. “Our top priorities remain the health and safety of our employees and partners, and positioning our company to successfully navigate the economic challenges created by the pandemic. We continue to take prudent action to favorably position the business and provide a safe and secure environment in which to operate. Lifetime is fortunate that our recent business model and restructuring actions have provided us with the economic flexibility to continue to operate our business safely and efficiently as we focus on ensuring we remain well positioned to compete in the global economy.”

The Company’s supply chain remains wholly intact, bolstered by actions which have resulted in an adequate and continued supply of product. Additionally, while preliminary, our first quarter revenues appear to have remained consistent with our expectations, which were in line with the prior year. This has been driven by good performance across the business through mid-March and continued order flow in line with expectations from the Company’s four largest customers and its e-commerce channel since the COVID-19 pandemic resulted in store closures for many traditional retailers due to social distancing guidelines. These social distancing actions did result in a drop off in demand in the second half of March for those brick and mortar retailers who have closed their store operations, and the Company expects this drop off to continue while these actions remain in place. As noted, the Company’s four largest customers and its e-commerce channels have remained open and have continued to order products as a result. Finally, Lifetime’s cash and liquidity positions remain solid with an improved net debt position as noted below.

Cost Reductions

To mitigate the effect of current market conditions, the Company has taken immediate steps to meaningfully reduce non-essential operating costs. In addition, the Company is reducing the compensation on a graduated basis for Lifetime’s senior managers, with CEO Robert Kay and Executive Chairman Jeffrey Siegel voluntarily reducing their base salary by 20%, which will also impact other compensation-related provisions in their employment agreements. The members of the Company’s Board of Directors have each also agreed to reduce the cash portion of their annual compensation by 20%. In addition, Lifetime has furloughed a number of employees in various functions throughout the Company as a precautionary measure in the event of a prolonged economic downturn. While the Company continues to assess this rapidly changing environment, the cost reduction activities are substantial and are expected to shield against prolonged impact from the current crisis.

Solid Liquidity Position

The Company remains well-capitalized as it manages through the impact of the ongoing COVID-19 pandemic, largely due to the operational and restructuring efforts it has undertaken over the past two years and its disciplined approach to capital allocation. Lifetime has a strong portfolio of assets and products in addition to an efficient and robust infrastructure and ample liquidity. This includes a cash balance in excess of $80 million as of March 31, 2020, which has been supplemented by a drawdown on its line of credit prior to March 31, 2020, such action undertaken solely as a precautionary measure. Notably, the Company’s net debt position was more than $30 million lower at the end of the first quarter compared to year-end 2019. Furthermore, the Company has adequate borrowing capacity on its existing line of credit and no debt maturities on its term loan until 2025. Combined with the cost control actions that have been implemented, Lifetime remains confident in its liquidity position as it actively manages the impact of the ongoing crisis.

Postponement of May Dividend

In addition to the cost reduction actions announced today, the Board of Directors has unanimously elected to push back the timing of its quarterly dividend, originally payable on May 15, 2020 to holders of record as of May 1, 2020, in order to provide additional flexibility until there is greater clarity on the potential impact to Lifetime’s business moving forward. The Company will announce the new record date and payment date before May 1, 2020. Further, as a result of staffing constraints, remote work transitions and other financial reporting considerations, the Company will postpone the filing of its Form 10-Q for the first quarter of fiscal 2020 (the “First Quarter 10-Q”) to allow its finance department sufficient time to fulfill the additional activities and requirements resulting from the recent COVID-19 outbreak. The original filing deadline for the First Quarter 10-Q is May 11, 2020, but the U.S. Securities and Exchange Commission (the “SEC”) has granted an extension to permit companies whose financial reporting is adversely affected by COVID-19 to file within 45 days after the original filing deadline. Lifetime expects to file the First Quarter 10-Q after May 11, 2020, but less than 45 days thereafter. The Company will announce the anticipated filing date on a Current Report on Form 8-K filed with the SEC on or prior to May 11, 2020.

Lifetime’s Board and management will continue to monitor the rapidly changing environment created by COVID-19 and will continue to take any and all necessary steps to manage the impact of the pandemic as the situation develops.

About Lifetime Brands, Inc.

Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, Kizmos™, La Cafetière®, MasterClass®, Misto®, Mossy Oak®, Swing-A-Way®, Taylor® Kitchen, Rabbit® and Vasconia®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including BUILT NY®, Taylor® Bath, Taylor® Weather and Planet Box®. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, our financial outlook, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our efforts to stabilize our international business, our current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the impact of the COVID-19 pandemic on our business, operations and financial condition; the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; changes in U.S. or foreign trade or tax law and policy; disruptions in the supply chain of imported goods and materials; the impact of tariffs on imported goods and materials; changes in general economic conditions, including the impact of a recession or a general decline in the level of economic activity in the U.S., which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; the impact of our SKU rationalization initiative, expenses and other challenges relating to the integration of the Filament Brands business and future acquisitions; warehouse consolidation efforts performed by the business; the ongoing reorganization of our U.K. operations; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the U.K.’s exit from the European Union (the "Brexit"); shortages of and price volatility for certain commodities; global health emergencies, including the COVID-19 pandemic, and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.

Contacts:

Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com

or

Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Andrew Squire / Rose Temple
212-355-4449